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                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 13, 2002, in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-76858) and related Prospectus of Tech Data Corporation for the Registration of $290,000,000 of 2% Convertible Subordinated Debentures due 2021.



/s/  Ernst & Young LLP
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Ernst & Young LLP


Tampa, Florida
April 17, 2002